Exhibit 99.1

Information Relating to Part II.

Item 14.—Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of shares of common stock of Lantheus Holdings, Inc., registered pursuant to the registration statement on Form S-3 (Registration No. 333-212940) filed on August 5, 2016, and a related registration statement on Form S-3 (Registration No. 333-214615) filed on November 15, 2016 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee, which was paid in connection with the filing of the registration statements.

Securities and Exchange Commission registration fee	$195
FINRA filing fee	252
Printing	7,000
Legal fees and expenses	150,000
Accounting fees and expenses	90,000
Transfer Agent And Registrar Fees	5,000
Miscellaneous	102,553

Total	$355,000